SUB-ITEM 77Q1 (a)

An amendment, dated February 22, 2006, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 60 to the Registration Statement for MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on April 27, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.